Exhibit 99.1

Amalgamated Financial Corp. Announces Management Changes

-- Drew LaBenne, current Chief Financial Officer, is leaving at the end of April to pursue a new opportunity outside the banking industry --

-- Jason Darby, Chief Accounting Officer, to become Interim Chief Financial Officer --

NEW YORK, March 22, 2021 (GLOBE NEWSWIRE) -- Amalgamated Financial Corp. (Nasdaq: AMAL) (“Amalgamated” or the “Company”), today announced that Drew LaBenne, Senior Executive Vice President and Chief Financial Officer, has informed the Board of Directors of his decision to depart the Company to pursue a professional opportunity outside the banking industry. Mr. LaBenne plans to leave in late April 2021 and is expected to participate in the Company’s first quarter earnings call. At that time, Jason Darby, currently Executive Vice President, Chief Accounting Officer, will become interim Chief Financial Officer.

“We want to thank Drew for his many contributions over the past six years and wish him success in his new endeavor,” said Lynne Fox, Board Chair and Interim President and Chief Executive Officer. “At the same time, illustrating the depth of our management team, we are very pleased that Jason Darby has accepted the position of Interim Chief Financial Officer. Since joining Amalgamated in 2015, Jason has consistently demonstrated extraordinary leadership, impressive financial acumen and deep knowledge of every facet of Amalgamated. We are confident this will be a smooth transition.”

Mr. LaBenne added, “I want to thank the Board for the opportunity to serve as Amalgamated Bank’s Chief Financial Officer over the past six years. I am proud of the many accomplishments we have achieved together, and I leave knowing Amalgamated is in a very strong financial position with a bright future ahead. That said, I have been offered a position outside the banking sector which is a truly exceptional opportunity, and I feel now is the right time to pursue my next career challenge. I am very excited that Jason will succeed me as Interim Chief Financial Officer. Jason and I first worked together in 2007 at Capital One and have continued our working relationship for nearly 15 years. Jason is an extraordinarily skilled professional who has the full respect of the entire finance team, the Board, and the Bank’s executive leadership.”

Brief Biography for Jason Darby

Mr. Darby has served as Amalgamated’s Executive Vice President and Chief Accounting Officer since February 2018, and previously served as the Company’s Senior Vice President and Controller from July 2015 until February 2018. Before that, he served as a team leader in Commercial Business Banking for Capital One Financial from July 2012 until June 2015 and as Executive Vice President in charge of sales and marketing at Esquire Bank from 2009 to July of 2012. Prior to that, Mr. Darby held positions in finance and accounting at Capital One, North Fork Bank, American Express and KPMG. Mr. Darby is a licensed CPA in New York and holds a bachelor’s degree in accounting from St. Bonaventure University as well as an M.B.A. from the University of Pittsburgh.

Preliminary First Quarter 2021 Highlights

As of February 28, 2021, the Company has experienced the following:

•	Total deposits increased by approximately $233 million over those at December 31, 2020;
•	Total loans decreased by approximately $224 million, when compared to December 31, 2020, due to increased prepayments in residential lending and the prepayment of our two largest loans;
•	Property Assessed Clean Energy (PACE) assessments increased by approximately $25 million, when compared to December 31, 2020;
•	The partial charge-off of a multifamily loan for $2 million that was reserved for in the fourth quarter of 2020—otherwise, no material credit impacts; and
•	No change from previously disclosed 2021 annual guidance.

The above-referenced preliminary unaudited financial information is based solely on management’s estimates, reflects currently available preliminary financial information and remains subject to additional procedures. Our registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to the preliminary financial information. The above preliminary financial information is not a complete presentation of our financial results for the first quarter of 2021, and our actual results may differ materially from our estimates and preliminary amounts indicated above as a result of various factors, including those set forth under “Cautionary Note Regarding Forward-Looking Statements” below.

About Amalgamated Financial Corp.

Amalgamated Financial Corp. is the bank holding company for Amalgamated Bank (the “Bank”), a mission-driven New York-based full-service commercial bank and a chartered trust company with a combined network of six branches in New York City, Washington D.C., San Francisco, and Boston. The Bank provides commercial banking and trust services nationally and offers a full range of products and services to both commercial and retail customers. As of December 31, 2020, our total assets were $6.0 billion while our trust business held $36.8 billion in assets under custody and $15.4 billion in assets under management.

Since our founding in 1923, the Bank has served as America’s socially responsible bank, empowering organizations, companies, and individuals to advance positive social change. Amalgamated advocates alongside those working to make the world more just, compassionate and sustainable. The Bank is the country’s largest B Corp® bank and a proud member of the Global Alliance for Banking on Values. We don’t just have a mission, we are on a mission to advance economic, social, racial and environmental justice utilizing the tools of finance.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the Private Securities Litigation Reform Act of 1995. Forward looking statements can be identified by words and phrases such as “expects,” “believes,” “future,” “may,” “likely,” “will” or other statements that indicate future periods. Such forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements: adjustments needed in the quarter-end closing process as required by accounting principles generally accepted in the United States of America; changes in the prepayment rates on loans; our inability to timely identify successor executive officers in light of, among other things, competition for experienced executives in the banking industry; unexpected challenges related to our executive officer transitions; the strength of the United States economy in general and the strength of the local economies in which we conduct our operations may be different than expected, including, but not limited to, due to the negative impacts and disruptions resulting from the novel coronavirus, or COVID-19, on the economies and communities we serve, which may have an adverse impact on our business, operations and performance, and could have a negative impact on our credit portfolio, share price, borrowers, and on the economy as a whole, both domestically and globally; and the rate of delinquencies and amounts of charge-offs, the level of our allowance for loan losses, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses. Additional risks and uncertainties are contained in the “Risk Factors” and forward-looking statements disclosure in our most recent Annual Report on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Media Contacts:
Jeffrey Taufield

Kekst CNC
jeffrey.taufield@kekstcnc.com
212-521-4800

or
Nathan Riggs

Kekst CNC

nathan.riggs@kekstcnc.com

917-574-8583

Investor Contact:
Jamie Lillis
Solebury Trout
shareholderrelations@amalgamatedbank.com
800-895-4172

Source: Amalgamated Financial Corp.